Exhibit 99.1

101 Gateway Centre Parkway Richmond, Virginia 23235 Telephone: (804) 267-8000 Fax: (804) 267-8466 Website: www.landam.com

FOR IMMEDIATE RELEASE
September 8, 2006

LandAmerica Contacts:		Capital Title Group Contact:
Bob Sullivan	Lloyd Osgood	Rudy R. Miller, CEO
SVP - Investor Relations	SVP - Corporate Communications	The Miller Group
Phone: (804) 267-8703	Phone: (804) 267-8133	Phone: (602) 225-0505
bsullivan@landam.com	losgood@landam.com	rmiller@themillergroup.net

LANDAMERICA COMPLETES ACQUISITION OF CAPITAL TITLE GROUP, INC.

RICHMOND, VA and SCOTTSDALE, AZ - LandAmerica Financial Group, Inc. (NYSE: LFG), a leading provider of real estate transaction services, and Capital Title Group, Inc. (NASDAQ-Global Select Market: CTGI), a title insurance underwriter, agent, and settlement services provider based in Scottsdale, Arizona, today jointly announced the completion of LandAmerica’s acquisition of Capital Title. Founded in 1981, Capital Title operates primarily as a title underwriter and agent in Arizona, California and Nevada.

Under the terms of the agreement, LandAmerica acquired 100 percent of Capital Title’s common stock for net cash consideration of approximately $199.3 million and approximately 776 thousand shares of LandAmerica common stock. Based on the average closing price of LandAmerica common stock for the 15 trading days preceding the completion of the acquisition, the aggregate consideration was approximately $248.3 million. Cash or stock consideration will be allocated to Capital Title stockholders, with 80 percent of Capital Title shares being exchanged for $8.00 in cash per share and 20 percent of the Capital Title shares being exchanged for .12261 shares of LandAmerica common stock per share. Capital Title stockholders must submit their election forms to elect their preferred form of consideration by 5:00 p.m. ET on September 15, 2006.

The transaction is expected to be accretive to earnings per share in 2007 by approximately 2 to 3 percent, during which time initiatives to produce operational synergies will be implemented. When these synergies are fully implemented, accretion is expected to be in the previously announced 4 to 6 percent range.

“Capital Title is an ideal fit for LandAmerica,” said LandAmerica President and CEO Theodore L. Chandler, Jr. “This acquisition strengthens our presence in the growing markets of the West and Southwest and adds scale to our Lender Services platform. We are already working collaboratively to integrate our companies in the best way for our customers, shareholders and employees.”

Donald R. Head, Chairman, President and CEO of Capital Title, stated, “The completion of this purchase is an historic step forward for Capital Title. By joining forces with LandAmerica, we’re able to offer our current and future customers the national resources and breadth of services of a Fortune 500 company that shares our commitment to superior service.” Mr. Head will report to Mr. Chandler, and will be responsible for ensuring a smooth integration of Capital Title with LandAmerica.

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LandAmerica Completes Capital Acquisition, page 2 of 2

Based on public filings made by title insurance companies for 2005, it is expected that the addition of Capital Title will increase LandAmerica’s title market share to more than 27 percent in Arizona, nearly 16 percent in California, and more than 19 percent in Nevada.

In order to pay a percentage of the cash consideration for the acquisition of Capital Title, LandAmerica issued $100 million of its Senior Notes, Series E according to the previously disclosed Note Purchase and Master Shelf Agreement with Prudential Investment Management, Inc. and other purchasers. Keefe, Bruyette & Woods served as the exclusive financial advisor to LandAmerica in this transaction. Phoenix, Arizona-based investment-banking firm Miller Capital Markets, LLC represented Capital Title.

About LandAmerica Financial Group, Inc.
Based in Richmond, Virginia, LandAmerica Financial Group, Inc. is a leading provider of real estate transaction services. Through its many subsidiaries, LandAmerica serves residential and commercial customers with more than 900 offices and a network of 10,000 active agents throughout the United States, Mexico, Canada, the Caribbean, Latin America, and Europe. LandAmerica is recognized on Fortune magazine’s 2006 list of America’s most admired companies and is ranked as a Fortune 500 and Forbes Platinum 400 company.

About Capital Title Group, Inc.
Headquartered in Scottsdale, Arizona, Capital Title Group, Inc., through its subsidiaries offers services throughout the United States for title insurance, appraisal and valuation services, and other related services to residential and commercial customers in the real estate and mortgage lending industries. Subsidiary companies include: Capital Title Agency, New Century Title Company, United Title Company, First California Title Company, Land Title of Nevada, CTG Real Estate Information Services, Nationwide Appraisal Services, Nationwide TotalFlood Services, Inc., NAC1031 Exchange Services, 1031 ExchangePoint, Inc., and AdvantageWare - with strategically located offices in Arizona, California, Nevada, Pennsylvania, and Texas. The Company is also licensed to issue and underwrite title insurance policies in Arizona, California, Florida, Nevada, New York, Pennsylvania, and Texas through its underwriting subsidiary, United Capital Title Insurance Company. The combined companies have in excess of 2,500 employees.

The Company cautions readers that the statements contained herein regarding the Company’s future financial condition, results of operations, future business plans, operations, opportunities, or prospects, including any factors which may affect future earnings, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon management’s current knowledge and assumptions about future events and involve risks and uncertainties that could cause actual results, performance or achievements to be materially different materially from anticipated results, performance or achievements, expressed or implied by such forward-looking statements. Such risks and uncertainties include: (i) the Company’s results of operations and financial condition are susceptible to changes in mortgage interest rates and general economic conditions; (ii) the Company is subject to government regulation; (iii) heightened regulatory scrutiny of the Company and the title insurance industry, including the pricing of title insurance products and services, could materially and adversely affect its business, operating results, and financial condition; (iv) the Company may not be able to fuel its growth through acquisitions; (v) the Company’s inability to integrate and manage successfully its acquired businesses could adversely affect its business, operating results, and financial condition; (vi) regulatory non-compliance, fraud, or defalcations by the Company’s title insurance agents or employees could adversely affect its business, operating results, and financial condition; (vii) competition in the Company’s industry affects its revenue; (viii) significant industry changes and new product and service introductions require timely and cost-effective responses; (ix) the Company’s litigation risks include substantial claims by large classes of claimants; (x) key accounting and essential product delivery systems are concentrated in a few locations; (xi) provisions of the Company’s articles of incorporation and bylaws, its shareholder rights plan, and applicable state corporation and insurance laws could limit another party’s ability to acquire the Company and could deprive shareholders of the opportunity to obtain a takeover premium for shares of common stock owned by them; (xii) the Company’s future success depends on its ability to continue to attract and retain qualified  employees; and (xiii) the Company’s conduct of business in foreign markets creates financial and operational risks and uncertainties that may materially and adversely affect its business, operating results, and financial condition. For more details on factors that may cause actual results to differ materially from such forward-looking statements, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, and other reports from time to time filed with or furnished to the Securities and Exchange Commission. This press release speaks only as of its date, and the Company disclaims any duty to update the information herein.

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